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                                                                   EXHIBIT 10.22

                           RESEARCH SERVICES AGREEMENT


         This Agreement is effective this 3rd day of September by and between SpectRx Inc. ("COMPANY") having a place of business at 6025A Unity Drive, Norcross, Georgia 30071, and the Sisters of Providence in Oregon doing business as the Oregon Medical Laser Center, Providence St. Vincent Medical Center ("CENTER"), 9205 SW Barnes Rd., Portland, Oregon 97225.

PURPOSE: To provide a working relationship between the COMPANY and the CENTER on a proprietary project of the COMPANY utilizing the expertise of Steven L. Jacques representing the CENTER. The project is the development of a non-invasive optical measurement system for monitoring hyperbilirubinemia in neonates, as patented by Steven L. Jacques et al. (U.S. patent #5,353,790), assigned to the University of Texas M. D. Anderson Cancer Center, and licensed to the COMPANY.

         1. Scope and Term of Services. CENTER shall, upon request by COMPANY, provide the services specified in Exhibit A, Section
                  1. CENTER shall report progress regularly to the individual specified in Exhibit A, Section 2. CENTER shall provide such services during the period shown in Exhibit A, Section 3.

         2.       Payment. COMPANY shall pay CENTER as specified in Exhibit A,
                  Section 4. Payments to CENTER shall not be subject to income or employment tax withholding and will be reported to the U.S. Internal Revenue Service citing the tax identification number of the CENTER (TIN #9930386906). COMPANY has no obligation to reimburse CENTER for any expenses incurred by CENTER under this Agreement unless specifically authorized in writing by the COMPANY. CENTER hereby indemnifies COMPANY against any obligation imposed on COMPANY to pay withholding taxes or similar items or resulting from a court's or governmental entity's determination that the CENTER is not an independent contractor to the COMPANY.

         3. Confidentiality. COMPANY and CENTER shall have signed an "Exchange of Proprietary Information Agreement" which protects both parties from unauthorized use or disclosure of Proprietary Information. This Agreement is subject to that Exchange of Proprietary Information Agreement.

         4.       Ownership of Inventions.

                  (a) Any invention, copyrightable material, technology, know-how and related intellectual property rights ("Inventions") created during and directly related to the scope of research services defined in Exhibit A under this Agreement shall be owned by the COMPANY and are hereby assigned to the COMPANY. CENTER shall promptly disclose to COMPANY all Inventions which CENTER may conceive or make while providing research services as defined in Exhibit A. Any Inventions which are copyrightable shall be considered "works made for hire" as defined in the U.S. Copyright Act.

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                  (b)      Whenever requested by COMPANY, CENTER shall execute
                           and deliver documents considered necessary by COMPANY to apply for and maintain intellectual property protection for the benefit of COMPANY in any country, or to perfect COMPANY's ownership of and exclusive right to Inventions. CENTER irrevocably appoints COMPANY and its authorized agents as CENTER's attorney-in-fact to execute and file any such documents at COMPANY's expense as requested by COMPANY in prosecuting or defending any litigation or other proceeding involving any Invention in any country.

                  (c) If the CENTER knowingly incorporates into any invention any Proprietary Information or technology owned by the COMPANY, the COMPANY shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item in connection with such Invention.

         5. Conflicts of Interest. CENTER represents that this Agreement does not conflict with any agreement or obligation binding on CENTER. CENTER represents that CENTER is not presently retained by any entity that designs, manufactures or sells products competitive with COMPANY's present products or proposed products disclosed to CENTER. CENTER shall not accept such retention without COMPANY's approval while CENTER is providing services to COMPANY. CENTER shall not design products identical or substantially similar to those developed under this Agreement for any third party while CENTER is providing services to the COMPANY and for 12 months after CENTER ceases to provide services to COMPANY.

         6. Independent Contractor Relationship. The parties are independent contractors and neither party is the agent of the other for any purpose. Neither party has authority to assume any obligation for the other or to make any representation on behalf of the other.

         7. Arbitration and Equitable Relief. Any dispute arising out of this Agreement shall be settled by arbitration held in Atlanta, GA, in accordance with the rules of the American Arbitration Association. The arbitrator may grant injunctions or other equitable relief. The arbitrator's decision shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. COMPANY and CENTER shall each pay 50% of the costs of arbitration and shall each separately pay its respective counsel fees and expenses. CENTER agrees that it would be impossible or inadequate to measure COMPANY's damages from CENTER's breach of Sections 3, 4, or 5. Accordingly, if CENTER breaches Sections 3, 4, or 5, COMPANY may, in addition to any other right or remedy, obtain an injunction restraining such breach or threatened breach and specific performance of such provision, without delivery by COMPANY of a bond or other security.

         8. Miscellaneous. Any notice under this Agreement shall be in writing and shall be deemed delivered 5 days after being mailed to the other party at the address set forth at the end of this Agreement or at such other address given pursuant to this provision, and shall also be considered delivered upon transmission by facsimile if a confirming letter is mailed on


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                  the same day. This Agreement is the entire agreement regarding research services between the parties, in addition to the accompanying Exchange of Proprietary Information Agreement. This Agreement may be modified only by a subsequent written instrument signed by COMPANY and CENTER. Sections 3, 4, 5, and 7 shall survive any termination of this Agreement or of research services. CENTER may not subcontract any services to be provided under this Agreement without COMPANY's prior written consent. This Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties.


COMPANY                                    CENTER

                                           OMLC
SPECTRx, Inc.                              Providence St. Vincent Medical Center
Jonathan A. Eppstein, Representative       Steven L. Jacques, Representative


By:      /s/ Jonathan A. Eppstein          By:     /s/ Steven L. Jacques
      -----------------------------              -----------------------------
Title:   Vice President of R&D             Title:  Senior Research Associate
                                                   Oregon Medical Laser Center

Date:    September 5, 1996                 Date:      September 5, 1996
      -----------------------------              -----------------------------


                                           Authorized Signator:
                                           Stephen G. Franey


                                           By:     /s/ Stephen G. Franey
                                                 -----------------------------
                                           Title: Regional Director of Education
                                                  and Research


                                           Date:     September 5, 1996
                                                 -----------------------------

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                                    EXHIBIT A

         1.       SCOPE OF SERVICES

                  Development of system for optical monitoring of hyperbilirubinemia in neonates, as licensed from the Univ. of Texas M.D. Anderson Cancer Center. Discussion and analysis of the clinical data collected with the prototype non-invasive bilirubin measurement system. Analysis of design options regarding the optical interface to the subject. Algorithm development to improve the predictive accuracy of the system's output as a measurement of bilirubin in the blood of the subject. Specifically excluded from this Agreement are all other forms of optical monitoring, spectroscopy, or imaging and associated algorithms as they might be applied in areas outside of optical monitoring of bilirubin as defined in the license from the Univ. of Texas M.D. Anderson Cancer Center.

         2.       COMPANY REPRESENTATIVE RECEIVING REPORTS

                  Geoffery Berlin, Ph.D. Senior Analyst at SpectRx

         3.       TERM OF SERVICES

                  9-3-96 through 1-1-97

         4.       PAYMENT FOR SERVICES RENDERED

                  $125.00 per hour.

                  To be paid by check or money order made out to:

                           PROVIDENCE HEALTH SYSTEMS

                  with the following information on the check:

                           JACQUES DEVELOPMENTAL FUND, #RR2019

                  sent to the following mailing address:

                           Providence Health Systems
                           Regional Research Accounting
                           P.O. Box 13993
                           Portland, OR 97213

COMPANY                                      CENTER

By: /s/ Jonathan A. Eppstein   9/5/96        By: /s/ Steven L. Jacques   9/5/96
    -----------------------------                -----------------------------
    Jonathan A. Eppstein/date                    Steven L. Jacques/date

                                             By: /s/ Stephen G.  Franey   9/5/96
                                                 -----------------------------
                                                 Stephen G.  Franey/date